Exhibit 1.1

JULY 28, 2016

ORCHID ISLAND CAPITAL, INC.,

AS COMPANY,

BIMINI ADVISORS, LLC,

AS ITS MANAGER,

AND

LADENBURG THALMANN & CO. INC.

AND

MUFG SECURITIES AMERICAS INC.,

AS AGENTS

EQUITY DISTRIBUTION AGREEMENT

ORCHID ISLAND CAPITAL, INC.

$125,000,000

Common Stock

EQUITY DISTRIBUTION AGREEMENT

July 28, 2016

Ladenburg Thalmann & Co. Inc.

570 Lexington Avenue

Eleventh Floor

New York, New York 10022

MUFG Securities Americas Inc.

1221 Avenue of the Americas

6th Floor

New York, NY 10020

Ladies and Gentlemen:

ORCHID ISLAND CAPITAL, INC., a Maryland corporation (the “Company”), and its manager, Bimini Advisors, LLC, a Maryland limited liability company (the “Manager”), confirm their agreement (this “Agreement”) with Ladenburg Thalmann & Co. Inc. and MUFG Securities Americas Inc. (the “Agents”) as follows:

1. Description of Shares. The Company proposes to issue and sell through or to the Agents, as sales agents and/or principals, up to $125,000,000 of shares (the “Maximum Amount”) of the Company’s common stock (the “Shares”), $0.01 par value per share (“Common Stock”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Agents, the Company hereby appoints the Agents as agents of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and the Agents agree to use their commercially reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell the Shares directly to the Agents as principals, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

2. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Agent at the Execution Time, and as of each Representation Date and each Applicable Time, that the following representations and warranties are repeated or deemed to be made pursuant to this Agreement.

i. The Company met the requirements for use of Form S-3 under the Act at the initial filing date of, and has prepared and filed with the Commission, a registration statement (File Number 333-195389) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares. The Company will meet the requirements for use of Form S-3 under the Act each time the Company amends or is deemed to amend the Registration Statement for the purposes of meeting the requirements of Section 10(a)(3) of the Act. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has been declared effective by the Commission. The Company shall file promptly after the Execution Time with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus shall contain in all material respects all information required by the Act, and, except to the extent the Agents shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Agents prior to the Execution Time. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made under this Agreement, and at all times during which a prospectus (as such term is defined in the Act) is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets, and the offer and sale of the Shares as contemplated hereby complies with, the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time or any Settlement Date or Time of Delivery. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

On each Effective Date, at the Execution Time, at each Applicable Time and at each Representation Date, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time and at each Representation Date, the Prospectus (together with any prospectus supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) the information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by an Agent specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or (ii) that part of the Registration Statement (including any new registration statement filed pursuant to Section 2(a)(i) hereof) which constitutes the Statement of Eligibility on Form T-1 of the trustee under the Trust Indenture Act of 1939.

At the Execution Time, at each Applicable Time and at each Representation Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by an Agent specifically for use therein.

The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Disclosure Package. Each Issuer Free Writing Prospectus that, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Permitted Free Writing Prospectus based upon and in conformity with written information furnished to the Company by an Agent specifically for use therein. The Company has satisfied or will satisfy the conditions in Rule 433 of the Securities Act so as not to be required to file with the Commission any electronic road show.

ii. BDO USA, LLP (“BDO”), whose report appears in the Registration Statement, the Disclosure Package and the Prospectus, are independent certified public accountants as required by the Act and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”). Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, BDO has not during the periods covered by the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the Exchange Act.

iii. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations, stockholders’ equity and cash flows of the Company at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements included therein and the books and records of the Company.

iv. Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, since the date of the most recent balance sheet of the Company reviewed or audited by BDO, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (ii) there have been no significant changes in internal controls over financial reporting that has materially affected the Company’s internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

v. The Company has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into the transactions contemplated by this Agreement. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company (a “Material Adverse Effect”). The Company has no subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity.

vi. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package and the

Prospectus, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

vii. The Shares have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of preemptive rights, rights of first refusal and similar rights pursuant to statute, contract or the Company’s charter or bylaws and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, free of any restriction upon the voting or transfer thereof pursuant to the Maryland General Corporation Law or the Company’s charter or bylaws or any agreement or instrument to which the Company is a party.

viii. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus or otherwise disclosed to the Agents in writing, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business, (iii) redeemed any shares of any class of its capital stock, or (iv) experienced an event that had a Material Adverse Effect.

ix. The Company (i) is not in violation of its charter or bylaws, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

x. This Agreement has been duly authorized, executed and delivered by the Company and, when executed and delivered by the Agents, will constitute a legal, valid and binding agreement of the Company that is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

xi. The Company does not own any real property. The Company has good and marketable title to all of its assets and personal property owned by it, free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all assets and real and personal property held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company, and the Company does not have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any such leases or affecting or questioning the rights of the Company to be in the continued possession of the leased premises under such leases.

xii. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, to which the Company is a party or which is pending or, to the knowledge of the Company, threatened against the Company which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated by this Agreement.

xiii. Other than permitted activity pursuant to Regulation M and Rule 10b-18 under the Exchange Act, the Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

xiv. The Company has timely filed all required federal, state, local and foreign tax returns through the date hereof, subject to permitted extensions, and has timely paid all taxes with respect to such periods, subject to permitted extensions, except in any case in which the failure to so file such tax returns or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, local or foreign or other taxing authority, outstanding against the assets, properties or business of the Company, except for such a tax lien for any tax, assessment, governmental or other similar charge which is not yet due and payable.

xv. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (ii) has not had a material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (iii) has not had a change in the Company’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting.

xvi. The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to information required to be disclosed by the Company in its periodic reports under the Exchange Act.

xvii. The Company is not and, after giving effect to the sale of the Shares and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

xviii. The Company has taken all necessary actions to ensure that since the date of its initial public offering and at all times thereafter and after the date of the Registration Statement, the Company and its officers and directors, in their respective capacities as such, have been and will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “SOX”) and the rules and regulations promulgated thereunder.

xix. No consent, approval, authorization or order of, or filing with, any governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Shares by the Company, except such as have been obtained or made under the Act, the rules of the New York Stock Exchange (“NYSE”), the rules of the Financial Industry Regulatory Authority (“FINRA”) and the state securities laws or the laws of any foreign jurisdiction.

xx. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, (i) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) there has not been any material adverse change in or affecting the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or prospects of the Company.

xxi. The Company’s operating policies described in the Registration Statement, the Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such policies is currently contemplated.

xxii. Except as described in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Company is in compliance in all material aspects with all statutes,

rules and regulations (“Laws”) applicable to the Company, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) the Company possesses all required permits, consents, licenses, patents, franchises, certificates, clearances, approvals, authorizations and supplements or amendment thereto (“Authorizations”) required by any such applicable Law and such required Authorizations are valid and in full force and effect, and the Company is not in violation of any term of any such required Authorizations, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) the Company has not received notice that the Internal Revenue Service or any other federal, state or other foreign governmental authority (“Governmental Authority”) has taken, is taking or intends to take action to limit, suspend, modify or revoke any such required Authorizations, or otherwise impair the rights of the holder of any such required Authorization, and neither the Company nor the Manager has any knowledge that any such Governmental Authority is considering such action or that any event has occurred that allows, or after notice or lapse of time would allow, any such limitation, suspension, modification or revocation, or other impairment of the rights of the holder of any such required Authorization, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect; and (iv) the Company has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any such applicable Laws or any such required Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission), except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

xxiii. The Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and has no reason to believe that the conduct of its business will materially conflict with, and has not received any notice of any claim of a material conflict with, any such rights of others. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company in or to such rights, in each case that would be material to the Company. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company infringes, misappropriates, or otherwise violates any such rights of others, in each case that would be material to the Company.

xxiv. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) the Company has not violated and is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold

(collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law; (B) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, now or in the past (collectively, “Environmental Claims”), pending or, to the knowledge of the Company, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; and (C) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

xxv. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”)) would have any liability (each a “Plan”) has been maintained, in all material respects, in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, except for instances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA, except for instances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, the result of which would reasonably be expected to result in a Material Adverse Effect.

xxvi. There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not taken any such action prohibited by Section 402 of SOX.

xxvii. The operations of the Company have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

xxviii. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

xxix. All statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate in all material respects as of the respective dates that such data were first included in the Registration Statement, the Disclosure Package or the Prospectus, and such data agree with the sources from which they are derived, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

xxx. The Company carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of its respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company are in full force and effect, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect; the Company is in compliance with the terms of such policies in all material respects; and the Company has not received notice from any insurer or agent of such insurer that any expenditures (other than regular premium payments) are required or necessary to be made in order to continue such insurance; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has not been refused any insurance coverage sought or applied for, and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

xxxi. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package and the Prospectus which is not so described.

xxxii. The Company has no employees.

xxxiii. The Company has not been notified that any executive officer of the Company or any executive officer or key employee of the Manager, or any member of the investment team of the Company or the Manager plans to terminate his, her or their employment with his, her or their current employer. Neither the Company, the Manager nor any executive officer of the Company or executive officer or key employee of the Manager is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the Disclosure Package and the Prospectus.

xxxiv. The Company has not, nor, to the knowledge of the Company, has any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

xxxv. Except as described in the Registration Statement, the Disclosure Package or the Prospectus, or as contemplated by this Agreement, there are no (A) claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee or commission or similar payment by the Company to the Agents with respect to the transactions contemplated hereby or (B) arrangements, agreements or understandings of the Company or any affiliate of the Company that may affect either Agent’s compensation in connection with the transactions contemplated hereby as determined by FINRA.

xxxvi. The Company has elected to be subject to taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code. Commencing with its short taxable year ended December 31, 2013, the Company has been, and upon the sale of the Shares will continue to be, organized in conformity with the requirements for qualification and taxation as a REIT. The Company’s method of operation as described in the Registration Statement, the Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code. The Company operates in a manner that would permit it to qualify and be taxed as a REIT under the Code, and the Company has no intention of changing its proposed and current method of operation or engaging in activities which would cause it to fail to qualify or make economically undesirable its qualification as a REIT under the Code.

xxxvii. The description of the Company’s organization and method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, the Disclosure Package and the Prospectus is accurate and presents fairly the matters referred to therein. The Company’s operating policies and investment guidelines described in the Registration Statement, the Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

xxxviii. The Company is not party to any other equity distribution or sales agency agreements or other similar arrangements with any other agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the 1933 Act.

xxxix. Except with respect to the Agents in connection with the sale of the Shares, or as described in the Registration Statement, the Disclosure Package or the Prospectus, the Company has not (i) entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value by and/or the transfer or issuance of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), the Agents and/or any related persons and (ii) paid any item of value or securities to any such person during such 180-day period.

xl. Neither the Manager nor, to the knowledge of the Company, any member, officer, employee, representative or agent of the Manager or any affiliates thereof is providing services to the Company, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

xli. As of the filing of the Registration Statement, the Company was, and on the date hereof the Company is, an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”).

(b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company, as applicable, to the Agents as to the matters covered thereby.

(c) Representations and Warranties Regarding the Manager. The Manager represents and warrants to, and agrees with, each Agent as of the Execution Time, each Representation Date and each Applicable Time that the following representations and warranties are repeated and deemed to be made pursuant to this Agreement.

i. The information regarding the Manager in the Registration Statement, Disclosure Package and Prospectus is true, correct and complete in all material respects. The Manager has no plan or intention to materially alter its investment policy with respect to the Company as described in the Registration Statement, Disclosure Package and Prospectus.

ii. The Manager has been duly organized and is validly existing and in good standing as limited liability company under the laws of the State of Maryland with full power and authority to conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus. The Manager is duly qualified to do business and in good standing as a foreign entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Manager (a “Manager Material Adverse Effect”). The Manager has no subsidiaries and, with the exception of its relationship with the Company as the Company’s investment manager pursuant to the management agreement between the Company and the Manager, entered into on February 20, 2013 (the “Management Agreement”), does not own or control, directly or indirectly, any corporation, association or other entity.

iii. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Management Agreement, the investment allocation agreement among the Company, the Manager and Bimini Capital Management, Inc. entered into on February 20, 2013 and the overhead sharing agreement between the Manager and Bimini Capital Management, Inc. entered into on February 20, 2013, have not been amended or modified since originally executed by the parties thereto and each is in full force and effect, the Manager is not in breach of any provision of any such agreement and the Manager has not waived any obligation, duty or right of any party thereunder.

iv. The Manager has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

v. This Agreement has been duly authorized, executed and delivered by the Manager.

vi. This Agreement constitutes a valid and legally binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

vii. Except as otherwise stated therein, since the date as of which information is given in the Registration Statement, Disclosure Package and Prospectus, there has been no Manager Material Adverse Effect.

viii. No consent, approval, authorization or order of, or filing or registration of or with, any federal, state, local or foreign court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority, or approval of the members of the Manager, is required for the execution, delivery and performance by the Manager of this Agreement and the consummation of the transactions contemplated hereby.

ix. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Manager’s knowledge, threatened or contemplated to which the Manager or, to the Manager’s knowledge, any of its members or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental, regulatory or administrative agency or body, or any self-regulatory organization or other non-governmental regulatory authority that would, in the aggregate, reasonably be expected to have a Manager Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated by this Agreement.

x. The Manager has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated in the Management Agreement, Disclosure Package and Prospectus and under this Agreement.

xi. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Manager has not been notified that any executive officer of the Company or any executive officer or key employee of the Manager, or any member of the investment teams of the Company or the Manager plan to terminate his, her or their employment with his, her or their current employer. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Manager nor any executive officer or key employee of the Manager is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Management Agreement, the Disclosure Package or the Prospectus.

xii. The Manager (i) is not in violation of its articles of organization or limited liability company operating agreement, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

xiii. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing under the Management Agreement as contemplated by the Management Agreement and the Disclosure Package and the Prospectus.

xiv. Neither the Manager nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken or will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

(d) Manager Officer Certificates. Any certificate signed by any officer of the Manager and delivered to the Representative or counsel for the Agents shall be deemed a representation and warranty by the Manager, as applicable, to the Agents as to matters covered thereby.

3. Sale and Delivery of Shares.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Agents, acting as sales agents, and the Agents agree to use their commercially reasonable efforts to sell, as sales agents for the Company, the Shares on the following terms.

i. The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and an Agent on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company has instructed such Agent by telephone (confirmed promptly by electronic mail) to make such sales (each offering of Shares pursuant to a set of instructions, a “Continuous Offering”) and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company’s instructions will designate, at a minimum, the day or days on which Shares are to be sold, the maximum amount of the Shares to be sold by such Agent daily as agreed to by such Agent (in any event not in excess of (i) the amount available for issuance under the Prospectus and the currently effective Registration Statement less (ii) any amounts already issued and sold pursuant to this Agreement) and the minimum price per Share at which such Shares may be sold. The Company’s instructions shall be effective upon acceptance by telephone (confirmed promptly by electronic mail) of the terms contained therein by an Agent (which either Agent may decline to do for any reason, in its sole discretion) until (i) the entire amount of the Shares designated in such instructions have been sold, (ii) the Company terminates the instructions by telephone (confirmed promptly by electronic mail) at any time in its sole discretion, (iii) the Company issues subsequent instructions that supersede those in earlier instructions, (iv) the Company or both Agents have suspended the sale of the Shares in accordance with Section 3(a)(iii) below, or (v) this Agreement has been terminated under the provisions of Section 8. Subject to the terms and conditions hereof, such Agent shall use its commercially reasonable efforts to sell on a particular day, consistent with its normal trading practices, all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Stock sold by an Agent under this Section 3(a) on the NYSE at the time of such sale of such Shares (but in no event shall such gross sales price be less than the minimum price per Share designated by the Company at which such Shares may be sold).

ii. The Company acknowledges and agrees that (A) there can be no assurance that either Agent will be successful in selling the Shares, (B) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agents and the Company.

iii. The Company shall not authorize the issuance and sale of, and the Agents shall not be obligated to use their commercially reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to the Agents in writing. The Company or either Agent may, upon notice to the other parties hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice; provided, further, that any such Suspension by an Agent shall not affect the Company’s and the other Agent’s respective obligations hereunder.

iv. The Agents hereby covenant and agree not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Act, including, without limitation, sales of the Shares by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153, sales of the Shares on any other existing trading market for the Common Stock and sales of the Shares to or through a market maker and (B) such other sales of the Shares, including sales of the Shares in privately negotiated transactions, on behalf of the Company in their capacity as agents of the Company as shall be agreed by the Company and the Agents pursuant to a Terms Agreement.

v. The compensation to the Agents for sales of the Shares with respect to which the Agents act as sales agents under this Agreement shall be up to 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a) by the Agents and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when the Agents act as principals, in which case the Company may sell Shares to the Agents as principals at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed on the Agents by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

vi. The Agents shall provide written confirmation (which may be by facsimile or electronic mail) to the Company promptly following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to the Agents with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the Agents to the Company, with payment to be made by the Company promptly after its receipt thereof.

vii. Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through an Agent for settlement on such date shall be issued and delivered by the Company to such Agent against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to such Agent’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agents any commission to which they would otherwise be entitled absent such default. If an Agent breaches this Agreement by failing to deliver the Net Proceeds to the Company on any Settlement Date for the Shares delivered by the Company, such Agent will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Agent.

viii. At each Applicable Time and Representation Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Agents to use their commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Agents of the proposed terms of such Placement. If the Agents, acting as principals, wish to accept such proposed terms (which they may decline to do for any reason in their sole discretion) or, following discussions with the Company wish to accept amended terms, the Agents and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Agents unless and until the Company and the Agents have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Each sale of the Shares to the Agents shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Agents. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Agents. The commitment of the Agents to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Agents pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Agents in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Agents.

(d) Under no circumstances shall the aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the Maximum Amount, (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Agents in writing.

(e) If the Company or the Agents have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the Agents given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Shares, and the Agents shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(g) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(g) If the Company wishes to offer, sell or deliver Shares pursuant to this Agreement at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agents (with a copy to counsel to the Agents) a Current Report on Form 8-K, which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, and obtain the consent of the Agents to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agents with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections 4(k), (l), (m) and (n) hereof, if applicable, respectively, (iii) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 4(p) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 3(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the Company and the Agents agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 3(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 4 hereof, if applicable, and (B) this Section 3(g) shall in no way affect or limit the operation of the provisions of clause (i) of Section 3(f), which shall have independent application.

4. Agreements. The Company agrees with each Agent that:

(a) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will not file any amendment to the Registration Statement or prospectus supplement (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to the Agents a copy for the Agents’ review prior to filing and will not file any such proposed amendment or supplement to which the Agents reasonably object. The Company shall properly complete the Prospectus, in a form approved by the Agents, and shall file such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) promptly following the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Agents, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Agents of such timely filing. The Company will supply the Prospectus to the Agents in such quantities as the Agents may reasonably request. The Company will promptly advise the Agents (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs which would cause the Disclosure Package to include any untrue statement of a material fact or to omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Agents so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Agents in such quantities as the Agents may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, any event occurs which would cause the Prospectus as then supplemented to include any untrue statement of a material fact or to omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Agents of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective by the Commission as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Agents in such quantities as the Agents may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Agents an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Agents and counsel for the Agents, without charge, conformed electronic copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Agents or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Agents may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Agents may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Agents, and each of the Agents agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Agents or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) During the period on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act with respect to any of the foregoing; or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without (i) giving the Agents at least one Business Day’s prior written notice, or such shorter period mutually agreed upon between the Company and the Agents, specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Agents suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Agents in light of the proposed transaction; provided, however, that the foregoing restriction shall not apply to issuances or sales (i) pursuant to this Agreement or any Terms Agreement or (ii) pursuant to the Company’s 2012 Equity Incentive Plan or any other equity incentive plan of the Company.

(i) The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agents immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agents pursuant to Section 6 herein.

(k) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that the Company (i) amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Shares) the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (such commencement or recommencement date and each such date referred to in clauses (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement or recommencement of the offering of Shares under this Agreement, in which case such certificate shall be dated and delivered on the date of such commencement or recommencement), as the case may be, in form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Agents are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide the certificate under this Section 4(k) shall be waived for any Representation Date occurring at a time at which no instruction to the Agents to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agents to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(l) At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents written opinions of Vinson & Elkins L.L.P., counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Agents, dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement or recommencement of the offering of Shares under this Agreement, in which case such opinions shall be dated and delivered on the date of such commencement or recommencement), as the case may be, in form and substance reasonably satisfactory to the Agents, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration

Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The requirement to provide opinions under this Section 4(l) shall be waived for any Representation Date occurring at a time at which no instruction to the Agents to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agents to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(m) At each Representation Date, Graubard Miller, counsel to the Agents, shall deliver written opinions, dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement or recommencement of the offering of Shares under this Agreement, in which case such opinions shall be dated and delivered on the date of such commencement or recommencement), as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The requirement to provide opinions under this Section 4(m) shall be waived for any Representation Date occurring at a time at which no instruction to the Agents to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agents to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(n) At each Representation Date, Venable LLP, counsel to the Company with respect to certain matters of Maryland law, shall deliver a written opinion, dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement or recommencement of the offering of Shares under this Agreement, in which case such opinion shall be dated and delivered on the date of such commencement or recommencement), as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinion referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The requirement to provide an opinion under this Section 4(n) shall be waived for any Representation Date occurring at a time at which no instruction to the Agents to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agents to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(o) At each Representation Date, the Company shall cause BDO, or other independent accountants satisfactory to the Agents forthwith, to furnish the Agents a letter, dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement or recommencement of the offering of Shares under this Agreement, in which case such letter shall be dated and delivered on the date of such commencement or recommencement), as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a letter under this Section 4(n) shall be waived for any Representation Date occurring at a time at which no instruction to the Agents to sell Shares pursuant to Section 3 has been delivered by the

Company or is pending, which waiver shall continue until the date the Company instructs the Agents to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(p) On or around the Execution Time and each Representation Date, the Company will conduct a due diligence session, in form and substance reasonably satisfactory to the Agents, which shall include representatives of the management and BDO. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Agents or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Agents may reasonably request. The requirement to conduct a diligence session or cooperate with other due diligence requests or reviews shall be waived for any Representation Date occurring at a time at which no instruction to the Agents to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agents to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(q) The Company consents to the Agents trading in the Common Stock for the Agents’ own account and for the account of their clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(r) The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Agents under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(s) Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(t) The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(u) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(v) The Company shall cooperate with the Agents and use its commercially reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(w) The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(x) The Company agrees that on such dates as the Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Act, which prospectus supplement will set forth, within the relevant period, the number of Shares sold through the Agents pursuant to Section 3(a) of this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to Section 3(a) of this Agreement, or disclose such information in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K, and (ii) deliver such number of copies of each such prospectus supplement to the NYSE as are required by such exchange.

(y) Except as contemplated herein or in the Registration Statement, the Disclosure Package and the Prospectus, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(z) The Company will comply in all material respects with all applicable provisions of SOX that are in effect.

5. Payment of Expenses. The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Agents relating to such registration and qualification); (vii) any filing fees required to be made with FINRA; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder; and (x) the Company shall reimburse the Agents for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel, incurred by the Agents in connection with the transactions contemplated by this Agreement in an amount not to exceed $12,500 (such amount payable upon execution of this Agreement); provided, however, that the Company shall reimburse the Agents for all such reasonable out-of-pocket expenses incurred in connection with each Representation Date when the Company delivers the documents set forth in Sections 4(k), 4(l), 4(n) and 4(o) or a Placement, in each case in an amount not to exceed an additional $4,000 per such Representation Date or Placement.

6. Conditions to the Obligations of the Agents. The obligations of the Agents under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused the Company Counsel to furnish to the Agents, at the Execution Time and on every date specified in Section 4(l) of this Agreement, its written opinions, substantially similar to the form attached hereto as Annex II-A (legal opinion), Annex II-B (negative assurance letter) and Annex II-C (REIT tax opinion), dated as of such date and addressed to the Agents.

(c) The Agents shall have received from Graubard Miller, counsel for the Agents, at the Execution Time and on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Agents, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Agents shall have received from Venable LLP, counsel for the Company with respect to certain matters of Maryland law, at the Execution Time and on every date specified in Section 4(n) of this Agreement, such opinion or opinions, substantially similar to the form attached hereto as Annex II-D, dated as of such date and addressed to the Agents, with respect to certain Maryland law matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished or caused to be furnished to the Agents, at the Execution Time and on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the chief executive officer, president or vice president of the Company and the chief financial or chief accounting officer of the Company to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct as if made at and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date); (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f) At the Execution Time and on every date specified in Section 4(o) of this Agreement, the Agents shall have received from BDO a letter dated such date, in form and substance satisfactory to the Agents containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) Since the respective dates as of which information is disclosed in the Registration Statement and the Disclosure Package, except as otherwise stated therein, there shall not have been any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Agents, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Disclosure Package (exclusive of any amendment or supplement thereto).

(h) The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(i) Between the Execution Time and the time of any sale of Shares through the Agents, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(k) The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Agents.

(l) Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to either Agent and counsel for such Agent, this Agreement and all obligations of the Agents hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Graubard Miller, counsel for the Agents, at 405 Lexington Avenue, 11th Floor, New York, New York 10174, Attention: David Alan Miller, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Agent, the directors, officers, affiliates, employees and agents of such Agent and each person who controls such Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to indemnify and hold harmless each such indemnified party, as incurred, against any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by such Agent expressly stating that it has been provided for inclusion therein, it being understood and agreed that the information furnished by the Agents for inclusion in the Prospectus Supplement consists of the following: the seventh paragraph under the caption “Plan of Distribution.” This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to written information relating to such Agent furnished to the Company by such Agent expressly stating that it has been provided for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that the information furnished by the Agents for inclusion in the Prospectus Supplement consists of the following: the seventh paragraph under the caption “Plan of Distribution.” This indemnity agreement will be in addition to any liability which such Agent may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 7(a) or 7(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 7(a) or 7(b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in Section 7(a), 7(b) or 7(c) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Agent agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and such Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by such Agent on the other from the offering of the Shares; provided, however, that in no case shall either Agent be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Shares purchased by such Agent hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each Agent severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of such Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by such Agent shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or such Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Agent shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 7(d).

8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Agents for the Company, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 2, 5, 7, 8, 9, 10, 12, 14, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Either Agent shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 8, 9, 10, 12, 14, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall automatically terminate on the date on which all of the Shares have been sold pursuant to this Agreement, except that the provisions of Sections 2, 5, 7, 8, 9, 10, 12, 14, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7, 8, 9, 10, 12, 14, 15 and 16 shall remain in full force and effect.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(f) In the case of any purchase of Shares by an Agent pursuant to a Terms Agreement, the obligations of such pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Agent, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Agent, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Agents or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10. Notices. Except with respect to instructions for Continuous Offerings, notices for Placements or purchases pursuant to a Terms Agreement (each as set forth in Sections 3(a)(i) and 3(b) hereof), all communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, will be mailed, delivered or telefaxed to Ladenburg Thalmann & Co. Inc., 570 Lexington Avenue, 11th Floor, New York, New York 10022, Attention: Steven Kaplan, Managing Director, Facsimile: (212) 409-2169, and MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, NY 10020, Facsimile: (646) 434-3455, Attention: Capital Markets Group; with a copy (which shall not constitute notice) to Graubard Miller, 405 Lexington Avenue, 11th Floor, New York, New York 10174, Attention: David Alan Miller, Facsimile: (212) 818-8881; or, if sent to the Company shall be delivered or telefaxed to the Company at 3305 Flamingo Drive, Vero Beach, Florida 32963, Attention: Robert E. Cauley, Facsimile: (772) 231-8896; with a copy (which shall not constitute notice) to Vinson & Elkins L.L.P., 2200 Pennsylvania Avenue N.W.., Suite 500 West, Washington, D.C. 20037, Attention: S. Gregory Cope, Esq., Facsimile: (202) 879-8916.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No purchaser of Shares from the Agents shall be deemed to be a successor by reason of such purchase.

12. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and any affiliate through which they may be acting, on the other, (b) each Agent is acting solely as a sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of each Agent in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether an Agent has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that either Agent has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Agents with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement or any Terms Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York, without giving effect to the choice of law or conflicts of laws principles thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

15. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Consent to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

17. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement (if any), (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective under the Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(x) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement, including any documents incorporated by reference therein by the Act, and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements, any documents incorporated by reference therein by the Act and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 153,” “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456,” “Rule 457” and “Rule 462(b)” refer to such rules under the Act.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Agents.

Very truly yours,

ORCHID ISLAND CAPITAL, INC.

By:	/s/ Robert E. Cauley
	Name:	Robert E. Cauley
	Title:	Chief Executive Officer

BIMINI ADVISORS, LLC

By:	/s/ George Haas
	Name:	George Haas
	Title:	Chief Financial Officer, Chief Investment, Officer and Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

LADENBURG THALMANN & CO. INC.

By:	/s/ Steve Kaplan
Name:	Steve Kaplan
Title:	Head of Capital Markets

MUFG SECURITIES AMERICAS INC.

By:	/s/ Jason Demark
Name:	Jason Demark
Title:	Executive Director

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

Sch. 1-1

ANNEX I

ORCHID ISLAND CAPITAL, INC.

Common Stock

TERMS AGREEMENT

            , 20

Ladenburg Thalmann & Co. Inc.

520 Madison Avenue

Ninth Floor

New York, New York 10022

MUFG Securities Americas Inc.

520 Madison Avenue

Ninth Floor

New York, New York 10022

Ladies and Gentlemen:

Orchid Island Capital, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated July     , 2016 (the “Equity Distribution Agreement”), between the Company, on one hand, and Ladenburg Thalmann & Co. Inc. and MUFG Securities Americas Inc., on the other hand, to issue and sell to Ladenburg Thalmann & Co. Inc. and MUFG Securities Americas Inc. the securities specified in the Schedule I hereto (the “Purchased Shares”).

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by Ladenburg Thalmann & Co. Inc. and MUFG Securities Americas Inc., as agents of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares, in the form heretofore delivered to the Agents is now proposed to be filed with the Securities and Exchange Commission.

Annex I-1

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to Ladenburg Thalmann & Co. Inc. and MUFG Securities Americas Inc. and the latter agree to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agents and the Company.

ORCHID ISLAND CAPITAL, INC.

By:
Name:
Title:

BIMINI ADVISORS, LLC

By:
Name:
Title:

ACCEPTED as of the date first written above.

LADENBURG THALMANN & CO. INC.

By:
Name:
Title:

MUFG SECURITIES AMERICAS INC.

By:
Name:
Title:

Annex I-2

[Form of Schedule 1 to Terms Agreement]

Schedule I to the Terms Agreement

Title of Purchased Shares:	Common Stock, par value $0.01 per share
Number of Shares of Purchased Shares:
Price to Public:
Purchase Price by the Agents:
Method of and Specified Funds for Payment of Purchase Price:	By wire transfer to a bank account specified by the Company in same day funds.
Method of Delivery:	Free delivery of the Shares to the Agents’ accounts at The Depository Trust Company in return for payment of the purchase price.
Time of Delivery:
Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery:

(1)    The opinion referred to in Section 4(l).

(2)    The opinion referred to in Section 4(m).

(3)    The opinion referred to in Section 4(n).

(3)    The accountants’ letter referred to in Section 4(o).

(4)    The officers’ certificates referred to in Section 4(k).

(5)    Such other documents as the Agents shall reasonably request.

Annex I-3

ANNEX II-A

FORM OF LEGAL OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 4(l)

Orchid Island Capital, Inc.

Up to $125,000,000 of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to Orchid Island Capital, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of up to $125,000,000 of shares of the Company’s common stock (the “Shares”), par value $0.01 per share (the “Common Stock”), pursuant to the Equity Distribution Agreement, dated July     , 2016 (the “Agreement”), by and between the Company, Bimini Advisors, LLC and you.

This opinion is furnished to you at the request of the Company pursuant to Sections 4(l) and 6(b) of the Agreement. Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, we have examined the following documents:

(i)	the Company’s Registration Statement on Form S-3 (Registration No. 333- 195389), as filed with the Securities and Exchange Commission (the “Commission”) on April 18, 2014, as amended by Amendment No. 1 thereto, as filed by the Company with the Commission on May 8, 2014, and declared effective by the Commission on May 15, 2014 (as amended at the time it became effective, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	the prospectus supplement, dated July , 2016, in the form filed with the Commission on July , 2016 pursuant to Rule 424(b) promulgated under the Securities Act, together with the base prospectus dated May 15, 2014 (collectively, the “Prospectus”);

(iii)	an executed copy of the Agreement;

(iv)	the Amended and Restated Articles of Incorporation of the Company, as amended through the date hereof, as certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on June 11, 2014 and by the Secretary of the Company on the date hereof;

(v)	the Amended and Restated Bylaws of the Company, as amended through the date hereof, as certified by the Secretary of the Company on the date hereof;

(vi)	resolutions of the Board of Directors of the Company adopted at a meeting held on April 8, 2014 and a Unanimous Written Consent of the Board of Directors of the Company adopted on April 27, 2016, as certified by the Secretary of the Company as of the date hereof (the “Resolutions”);

Annex II-A

(vii)	an executed copy of the certificate of the Secretary of the Company, dated the date hereof, as to certain factual matters (the “Secretary’s Certificate”);

(viii)	an executed copy of the certificate of the Chief Executive Officer and President of the Company and the Chief Financial Officer of the Company, dated the date hereof, delivered to you pursuant to the Agreement (the “Officers’ Certificate”); and

(ix)	copies of the documents listed on Schedule I attached hereto (the “Scheduled Contracts”).

In addition to our examination of the documents referred to above, we also have examined originals or reproductions or certified copies of certain records of the Company and certificates of officers of the Company and of public officials. In these examinations and for purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals of such documents, (iii) the due authorization, execution and delivery of all documents by all parties, and the validity, binding effect and enforceability thereof, (iv) the full legal capacity of all individuals signing documents, (v) the genuineness of all signatures and (vi) the conformity of the documents filed with the Commission via the Electronic Data Gathering and Retrieval System, as supplemented by its Interactive Data Electronic Applications system (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents prepared by the Company and submitted for our examination.

As to factual matters, we have relied upon the accuracy of the representations and warranties made in the Agreement, on certificates of officers of the Company and on certificates and oral advice of public officials. Whenever a statement herein is qualified by “to our knowledge,” “known to us” or a similar phrase, it refers to the actual knowledge of the attorneys of this firm involved in the representation of the Company and the Manager in connection with the transactions referenced herein without independent investigation.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. The execution and delivery by the Company of the Agreement does not and the consummation of the transactions contemplated by the Agreement will not (i) constitute a violation of, or a breach or default under, any agreement identified in Schedule I hereto to which the Company is a party, (ii) violate any federal statute, rule or regulation, or any New York state statute, rule or regulation known to us to be applicable to the Company; provided, however, that we express no opinion with respect to Section 7 of the Agreement to the extent that the Company is required to indemnify you; or (iii) result in a breach of, or constitute a default under, any judgment, decree or order of any state or federal court or other governmental authority known to us, with such knowledge based solely on a certificate of a duly authorized officer of the Company, to be binding on the Company; provided, however, that we express no opinion with respect to any state or foreign securities laws.

Annex II-A

2. No filing with, notice to, or consent, approval, authorization or order of any court or governmental agency or body or official of the United States of America or of the State of New York is required to be made or obtained by the Company pursuant to the federal laws, rules and regulations of the United States of America and the laws, rules and regulations of the State of New York, respectively, in connection with the execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares, except for: (a) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc., the New York Stock Exchange and under applicable state securities laws or (b) those as have been obtained or waived.

3. The issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right or other similar right arising under the agreements or documents listed on Schedule I hereto.

4. The Company is not required to be registered, and after giving effect to the offer and sale of the Shares and application of the proceeds from the offering and sale of the Shares as described in the Disclosure Package and the Prospectus will not be required to register, as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

We do not purport to express any opinion on any laws other than (i) the federal laws of the United States of America and (ii) the laws of the State of New York.

This opinion is being delivered and should be understood with reference to customary practice. See “Statement on the Role of Customary Practice in the Preparation and Understanding of Third-Party Legal Opinions,” 63 Bus. Law. 1277 (2008).

This opinion is rendered to you solely in connection with the Agreement and may not be used or relied upon by any other person or for any other purpose, nor may this opinion or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent. This opinion is given as of the date hereof, and we do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Annex II-A

ANNEX II-B

FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 4(l)

Orchid Island Capital, Inc.

Up to $125,000,000 of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to Orchid Island Capital, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of up to $125,000,000 of shares of the Company’s common stock (the “Shares”), par value $0.01 per share, pursuant to the Equity Distribution Agreement, dated July     , 2016 (the “Agreement”), by and between the Company, Bimini Advisors, LLC and you.

This letter is furnished to you pursuant to Section 4(l) and Section 6(b) of the Agreement. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Based solely on our review of the Notice of Effectiveness that the Securities and Exchange Commission (the “Commission”) posted on its website, the Company’s Registration Statement on Form S-3 (Registration No. 333-195389), as filed with the Securities and Exchange Commission (the “Commission”) on April 18, 2014, as amended by Amendment No. 1 thereto, as filed by the Company with the Commission on May 8, 2014, was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), on May 15, 2014 (as amended at the time it became effective, the “Registration Statement”). Based on our review of the Commission’s website at www.sec.gov, we are not aware that any stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose has been commenced or threatened under the Securities Act. The Shares have been offered pursuant to a prospectus supplement, dated July     , 2016, in the form filed with the Commission on July     , 2016 pursuant to Rule 424(b) promulgated under the Securities Act (together with the base prospectus dated May 15, 2014, the “Prospectus”). The New York Stock Exchange (the “NYSE”) has advised us that the Shares have been approved for listing, upon official notice of issuance, on the NYSE.

In acting as counsel to the Company in connection with the transactions described in the first paragraph above, we have participated in various conference calls with representatives of the Company, your representatives, your counsel and representatives of the independent public or certified public accountants of the Company at which the contents of the Registration Statement, the Prospectus and related matters were discussed and reviewed. Because of the inherent limitations in the independent verification of factual matters, and the character of the determinations involved in the preparation of disclosure documents, we are not passing upon and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements included or incorporated by reference in or omitted from the Registration Statement or the Prospectus (other than as specified in opinion paragraph (b) of our federal income tax opinion to you dated of even date herewith). However, subject to and on the basis of the foregoing, we advise you that:

(a)	the Registration Statement, at the Effective Time (as defined below), and the Prospectus, as of its date, each appeared on its face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the rules and regulations thereunder (except that in each case we do not express any view as to the financial statements and the related notes and schedules thereto, or as to any other financial accounting, numerical or quantitative data or information, included, incorporated by reference or required to be included or incorporated by reference therein, or excluded therefrom, or in the exhibits to the Registration Statement); and

Annex II-B

(b)	nothing has come to our attention that has caused us to believe that: (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case in clauses (i) and (ii) above, we do not express any view or belief and make no statement with respect to (A) the financial statements and the related notes and schedules thereto, or as to any other financial or accounting, numerical or quantitative data or information, included, incorporated by reference or required to be included or incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the exhibits to the Registration Statement or (B) the written information that you furnished to the Company specifically for inclusion in, or excluded from, the Registration Statement or the Prospectus.

In addition, we have made no inquiry into the delivery of any documents to any investor, and have further assumed that pricing information related to the sale of the Shares will be conveyed to investors at or prior to the time of any sale.

Whenever a statement herein is qualified by the phrase “to our knowledge,” “known to us” or a similar phrase, it refers to the actual knowledge of the attorneys of this firm involved in the representation of the Company and the Manager in connection with the transactions contemplated by the Agreement without independent investigation. As used herein, “Effective Time” means the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to you.

This letter is rendered to you solely in connection with the Agreement and may not be used or relied upon by any other person or for any other purpose, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent. This letter is given as of the date hereof, and we do not undertake to advise you of any changes in the statements expressed herein from matters that might hereafter arise or be brought to our attention.

Annex II-B

ANNEX II-C

FORM OF REIT TAX OPINION

TO BE DELIVERED PURSUANT TO SECTION 4(l)

Orchid Island Capital, Inc.

Qualification as Real Estate Investment Trust

Ladies and Gentlemen:

We have acted as counsel to Orchid Island Capital, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a Form S-3 registration statement (File No. 333-195389) declared effective by the Securities and Exchange Commission on May 15, 2014 (the “Registration Statement”), with respect to the offer and sale by the Company of common stock, par value $0.01, of the Company (the “Common Stock”), preferred stock, par value $0.01, of the Company (the “Preferred Stock”), debt securities of the Company (the “Debt Securities”), and units comprising one or more of the preceding securities of the Company to be offered from time-to-time, having an aggregate public offering price not to exceed $500,000,000, and the offer and sale from time-to-time of Common Stock having a maximum aggregate value of up to $125,000,000 pursuant to a prospectus supplement filed on July     , 2016 (the “Prospectus Supplement”). This opinion is delivered pursuant to section 6(b) of the Equity Distribution Agreement, dated July     , 2016 (the “Equity Distribution Agreement”), by and between the Company and Bimini Advisors, LLC, on one hand, and Ladenburg Thalmann & Co. Inc. and MUFG Securities Americas Inc., on the other hand.

In giving this opinion letter, we have examined the following:

1. the Registration Statement, the prospectus filed as a part of the Registration Statement (the “Prospectus”) and the Prospectus Supplement;

2. the Company’s Articles of Incorporation filed on August 17, 2010 with the Department of Assessments and Taxation of the State of Maryland (the “SDAT”), and the Articles of Amendment and Restatement filed on February 20, 2013 with SDAT;

3. the Company’s Amended and Restated Bylaws;

4. the Officer’s Certificates (as defined below);

5. the Management Agreement, by and among the Company and Bimini Advisors, LLC dated February 20, 2013;

6. the Equity Distribution Agreement; and

7. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

Annex II-C

In connection with the opinions rendered below, we have assumed, with your consent, that:

1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2. during its taxable year ending December 31, 2016, and future taxable years, the Company will operate in a manner that will make the factual representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the “Company Officer’s Certificate”), true for such years;

3. the Company will not make any amendments to its organizational documents after the date of this opinion that would affect its qualification as a REIT (as defined below) for any taxable year; and

4. no action will be taken by the Company or Bimini Capital Management, Inc., a Maryland corporation (“Bimini”), after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Company’s Officer’s Certificate and a certificate, dated the date hereof and executed by a duly appointed officer of Bimini (together with the Company’s Officer’s Certificate, the “Officer’s Certificates”). No facts have come to our attention that would cause us to question the accuracy and completeness of such factual representations. Furthermore, where such factual representations involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have explained to the individuals making such representations the relevant provisions of the Code, the applicable Regulations and published administrative interpretations thereof.

Based solely on the documents and assumptions set forth above, the representations set forth in the Officer’s Certificates, and the factual matters discussed in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” and in the Prospectus Supplement under the caption “Additional Material Federal Income Tax Considerations” (which are incorporated herein by reference), we are of the opinion that:

(a)	the Company qualified to be taxed as a real estate investment trust pursuant to sections 856 through 860 of the Code (a “REIT”) for its taxable years ended December 31, 2013, December 31, 2014 and December 31, 2015, and the Company’s organization and current and proposed method of operation will enable it to continue to qualify for taxation as a REIT for its taxable year ending December 31, 2016 and thereafter; and

(b)	the descriptions of the law and the legal conclusions contained in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” and in the Prospectus Supplement under the caption “Additional Material Federal Income Tax Considerations” are correct in all material respects.

Annex II-C

We will not review on a continuing basis the Company’s or Bimini’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificates. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter or the Officer’s Certificates.

The foregoing opinions are based on current provisions of the Code, the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. Additional issues may exist that could affect the federal tax treatment of the transaction or matter that is the subject of the opinion, and this opinion letter does not consider or provide a conclusion with respect to any such additional issues. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressees, and it speaks only as of the date hereof. This opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

Annex II-C

ANNEX II-D

FORM OF MARYLAND LAW OPINION

TO BE DELIVERED PURSUANT TO SECTION 4(n)

Re:	Orchid Island Capital, Inc.

Ladies and Gentlemen:

We have served as Maryland counsel to Orchid Island Capital, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance from time to time of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), having an aggregate offering price of up to $125,000,000 (the “Shares”), pursuant to an Equity Distribution Agreement, dated July     , 2016 (the “Distribution Agreement”), by and among the Company and Bimini Advisors, LLC, on one hand, and Ladenburg Thalmann & Co. Inc. and MUFG Securities Americas Inc. (the “Agents”), on the other hand. This firm did not participate in the negotiation or drafting of the Distribution Agreement. This opinion is being delivered to you pursuant to Section 4(n) and 6(d) of the Distribution Agreement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement on Form S-3 (Registration No. 333-195389), and all amendments thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

2. The Prospectus, dated May 15, 2014 (the “Base Prospectus”), as supplemented by a Prospectus Supplement, dated July     , 2016 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”);

3. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company relating to, among other matters, the sale and issuance of the Shares and the execution, delivery and performance by the Company of the Distribution Agreement, certified as of the date hereof by an officer of the Company;

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7. The Distribution Agreement;

8. The form of specimen certificate representing certificated shares of Common Stock (the “Form Certificate”), certified as of the date hereof by an officer of the Company;

9. A certificate executed by an officer of the Company, dated as of the date hereof; and

10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Shares will not be issued or transferred in violation of the restrictions or limitations contained in Article VII of the Charter.

6. Upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7. Prior to the issuance of any of the Shares, a duly authorized officer of the Company will determine the price and certain other terms of issuance of such Shares in accordance with the Resolutions (the “Corporate Proceedings”).

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The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The Company has the corporate power to own its properties and conduct its business as described in the Prospectus under the caption “The Company” and to enter into and perform its obligations under the Distribution Agreement.

3. As of the date hereof, the Company has an authorized capitalization of 500,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, $0.01 par value per share. The authorized stock of the Company conforms, in all material respects, to the description thereof set forth in the Prospectus under the captions “Description of Common Stock” and “Description of Preferred Stock,” as the case may be.

4. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Distribution Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Distribution Agreement has been duly executed and, so far as is known to us, delivered by the Company.

5. The issuance and sale of the Shares have been duly authorized by the Company and, when and if issued and delivered and paid for pursuant to the Corporate Proceedings, the Distribution Agreement and the Resolutions, the Shares will be validly issued, fully paid and nonassessable and the Shares will conform, in all material respects, to the description thereof contained in the Prospectus under the caption “Description of Common Stock.” The issuance of the Shares is not subject to any preemptive or other similar rights arising under the Maryland General Corporation Law (the “MGCL”), the Charter or the Bylaws.

6. The Form Certificate complies in all material respects with the requirements of the MGCL and with any applicable requirements of the Charter and the Bylaws.

7. The statements in the Prospectus under the captions “Description of Common Stock” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and in Item 15 of Part II of the Registration Statement, insofar as such statements purport to summarize Maryland law, the Charter or the Bylaws, are accurate in all material respects.

8. The execution, delivery and performance by the Company of the Distribution Agreement and the consummation of the transactions contemplated by the Distribution Agreement and in the Prospectus (including the issuance and sale of the Shares and the application by the Company of the proceeds from the sale of the Shares as described under the caption “Use of Proceeds” in the Prospectus) and the compliance by the Company with its obligations under the Distribution Agreement will not conflict with or result in a breach or violation of (a) the Charter or Bylaws or (b) any Maryland statute, rule or regulation applicable to the Company.

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9. No consent, approval, authorization or order of, or filing or registration with, any Maryland court or governmental, regulatory or administrative agency or body having jurisdiction over the Company is required for the execution and delivery by the Company of the Distribution Agreement and the performance by the Company of its obligations thereunder or the consummation of the transactions contemplated thereunder, except such as have been obtained or made, if any (other than any consents, approvals, authorizations, orders, filings or registrations as may be required under the securities laws of the State of Maryland, as to which we express no opinion).

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We note that the Distribution Agreement provides that it shall be governed by the laws of jurisdictions other than the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 8(b) above is based upon our consideration of only those Maryland statutes, rules or regulations, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph. Our opinion expressed in paragraph 9 above is based upon our consideration of only those consents, approvals, authorizations, orders, filings or registrations required by courts or governmental, regulatory or administrative agencies or bodies of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Vinson & Elkins L.L.P., counsel to the Company, and Graubard Miller, counsel to the Agents, in connection with opinions of even date herewith to be issued by them in connection with the issuance of the Shares) without, in each instance, our prior written consent.

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